                                                                    EXHIBIT 99.1

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                                            Media Contact:    Sabrena E. Tufts
                                                              441.294.6377

                                            Investor Contact: Jonathan J.R. Dodd
                                                              441.294.6355

FOR IMMEDIATE RELEASE
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QUANTA APPOINTS ROLAND BAKER AND ROBERT SHAPIRO TO BOARD OF DIRECTORS

HAMILTON, Bermuda, Feb 27, 2006 (BUSINESS WIRE) -- Quanta Capital Holdings Ltd.
(NASDAQ: QNTA), today announced the appointment of Roland C. Baker and Robert B.
Shapiro to its Board of Directors and to its Audit Committee. Mr. Baker was also appointed to the Compensation Committee and Mr. Shapiro was also appointed to the Governance and Nominating Committee. The appointments of these two independent directors restore Quanta's compliance with Board-independence and
Audit Committee requirements of the Nasdaq exchange.

Quanta's Chairman, James J. Ritchie, commented, "We are honored that two professionals with such distinguished careers and experience in the insurance industry are joining us to provide their insights and talent to Quanta's Board of Directors. Roland Baker's experience in executive and other management positions within insurance companies contributes additional strengths and perspectives to our Board. Robert Shapiro is an attorney specializing in mergers and acquisitions in the insurance industry, insurance transactional work, regulatory and tax matters with an extensive track record in assisting clients in a wide variety of aspects of the insurance business."

Mr. Baker has more than 35 years experience in the insurance industry. He served as President of First Penn-Pacific Life Insurance Company, a member of the
Lincoln Financial Group, from 1995 until his retirement in 2001. Since his retirement in 2001, Mr. Baker has served as a consultant to the insurance industry and as adjunct professor of finance at Northeastern Illinois
University. Mr. Baker also serves as a director and a member of the audit committee of Ceres Group, Inc. and has served on the Board of Directors of
American College, American Council of Life Insurers and the American Insurance
Association. He received an MBA from the University of Southern California and a bachelor's degree from University of California at Los Angeles. He is a
Certified Public Accountant, a Chartered Life Underwriter, and a Fellow of the
Life Insurance Management Institute.

Mr. Shapiro currently is Of Counsel with the Jorden Burt Law Firm specializing in insurance operations, mergers and acquisitions, financial transactions and compliance. Before joining Jorden Burt LLP in May, 2005, he practiced for 22 years with The Bernstein Law Firm and the U.S. Securities and Exchange
Commission. Mr. Shapiro received his J.D. from Syracuse University, an M.B.A in
Finance from the Wharton School, and an LLM in Tax Law from Georgetown
University Law Center.

Quanta's Board of Directors has determined that Messrs. Baker are independent under the listing standards of the Nasdaq Exchange. As previously reported,
Quanta received notification from Nasdaq that it was not in compliance with the exchange's independent director requirement due to the appointment of Robert
Lippincott III as Interim Chief Executive Officer and the resignation of Wallace
L. Timmeny from the Board of Directors and Audit Committee.

Under Nasdaq rules, a majority of Quanta's Board of Directors must be comprised of independent directors and the Audit Committee must be comprised of at least three members, each of whom must be independent. The appointments of Messrs.
Baker and Shapiro as directors restore Quanta to compliance with those requirements.

About Quanta Capital Holdings Ltd.

Quanta Capital Holdings Ltd., a Bermuda holding company, provides specialty insurance, specialty reinsurance, and risk assessment and consulting services through its subsidiaries. Through operations in Bermuda, the United States,
Ireland and the United Kingdom, Quanta focuses on writing coverage for specialized classes of risk through a team of experienced, technically qualified underwriters. The company offers specialty insurance and reinsurance products that often require extensive technical underwriting skills, risk assessment resources and engineering expertise. Quanta is listed on the Nasdaq stock market and trades under the symbol QNTA.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors are detailed in the company's filings with the U.S. Securities and Exchange
Commission. The company assumes no obligation to update or supplement forward-looking statements to reflect subsequent events or circumstances.

SOURCE: Quanta Capital Holdings Ltd.